Exhibit 99.8

Execution Version

ANHEUSER-BUSCH INBEV SA/NV

35,000,000 Ordinary Shares

(including 12,250,000 Ordinary Shares Represented by American Depositary Shares, each Representing One Ordinary Share)

UNDERWRITING AGREEMENT

March 14, 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

J.P. Morgan SE

as Representatives of the several Underwriters named in Schedule A hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o J.P. Morgan SE

Taunustor 1 (TaunusTurm)

60310 Frankfurt am Main

Germany

Dear Sirs and Madams:

1. INTRODUCTORY. Altria Group, Inc. (the “Selling Shareholder”) proposes to sell, pursuant to the terms of this Underwriting Agreement (the “Agreement”), to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 35,000,000 ordinary shares of Anheuser-Busch Inbev SA/NV, a public limited liability company (société anonyme/naamloze vennooschap) organized and existing under the laws of the Kingdom of Belgium, (the “Company”), without nominal value (“Ordinary Shares”), including (i) 12,250,000 Ordinary Shares represented by American Depositary Shares (“ADSs”) in a public offering and (ii) 22,750,000 Ordinary Shares in a public offering in the United States and in a concurrent private placement in the European Economic Area to certain legal entities all of which are qualified investors within the meaning of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”), in the United Kingdom (the “UK”) to any legal entity which is a qualified investor within the meaning of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended and in other countries outside of the United States in which, and only to those persons to whom, offers of Ordinary Shares may lawfully be made (collectively, the “Offerings”). The aggregate of 12,250,000 ADSs so proposed to be sold in the Offerings is hereinafter referred to as the “Firm ADSs,” and the aggregate of 22,750,000 Ordinary Shares proposed to be sold in the Offerings is hereinafter referred to as the “Firm Shares” and, together with the Firm ADSs, are hereinafter referred to as the “Firm Securities.” The Selling Shareholder also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, up to an additional 5,250,000 Ordinary Shares to be represented by ADSs in the Offerings (the “Optional ADSs”). All or some of the Ordinary Shares proposed to be sold by the Selling Shareholder will result from the conversion by the Selling Shareholder of restricted shares of the Company, without nominal value (the “Restricted Shares”) into Ordinary Shares. The Firm ADSs, and the Optional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Firm Shares are hereinafter also referred to as the “Offered Shares.” The Offered ADSs and the Offered Shares are hereinafter collectively referred to as the “Securities.” Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and J.P. Morgan SE are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

The Selling Shareholder shall, following the purchase by the Underwriters of the Offered ADSs, deposit, on behalf of the Underwriters, the Ordinary Shares to be represented by the Offered ADSs with ING Bank N.V. as custodian (the “Custodian”) for The Bank of New York Mellon (the “Depositary”), which shall deliver the Offered ADSs to the Representatives for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be. Each ADS will represent one Ordinary Share and will be issued pursuant to the amended and restated deposit agreement dated March 23, 2018 (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and all owners and holders from time to time of the ADSs issued thereunder. Each reference herein to an ADR shall include the corresponding ADS and vice versa.

The Selling Shareholder and the Company understand that the Underwriters propose to offer the Offered ADSs in a public offering and the Offered Shares in a public offering in the United States and in a concurrent private placement in the European Economic Area, the UK and certain other jurisdictions outside of the United States as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The price to the public of each of the Offered ADSs and the Offered Shares has been fixed through a book-building process immediately prior to the signing of this Agreement.

In connection with the transactions contemplated by this Agreement, the Company and the Selling Shareholder entered into that certain share repurchase agreement, dated as of March 13, 2024 (the “Share Repurchase Agreement”), pursuant to which and subject to the terms and conditions set forth therein, the Company agreed to repurchase from the Selling Shareholder $200,000,000 of Ordinary Shares (the “Share Repurchase Transaction”).

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form F-3 (Registration No. 333-277873) relating to the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of this Agreement; such registration statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of such registration statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. For purposes of this Agreement:

(i) the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the this Agreement, is hereinafter called the “Base Prospectus”;

(ii) any preliminary form of prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”;

(iii) the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”;

(iv) the Base Prospectus, as amended and supplemented immediately prior to 6:30 A.M New York time on the date of this Agreement (the “Applicable Time”), is hereinafter called the “Pricing Prospectus”;

(v) the form of final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 9(a) hereof is hereinafter called the “Prospectus”;

(vi) any reference in this Agreement to the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed or furnished under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and

(vii) any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed or furnished under the Exchange Act after the date of this Agreement, or the date of the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

(b) (i) Each part of the Registration Statement, when such part became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, as the case may be, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Rules and Regulations”), (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at each Closing Date, contain and, as amended or supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 21 hereof), (B) to Selling Shareholder Information (as defined in Section 3(i) hereof) or (C) to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented, if applicable, relating to The Depository Trust Company (“DTC”) Book-Entry-Only System that are based solely on information contained in published reports of DTC and (iv) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act.

(c) No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

(d) The Pricing Prospectus and the information included on Schedule B hereto, considered together (collectively, the “General Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the ADS Registration Statement (as defined below), the Pricing Prospectus or the Prospectus and when taken together with the General Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; as of the Applicable Time, no Written Testing-the-Waters Communications (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this Section 2(d) do not apply to statements or omissions in the General Disclosure Package, an Issuer Free Writing Prospectus, or Written Testing-the-Waters Communication based upon (A) information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, or (B) the Selling Shareholder Information, or to any statements or omissions made in the Registration Statement or the Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC.

(e) At the time of the filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(f) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(g) A registration statement on Form F-6 (File No. 333-277899) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives has become effective; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, the ADS Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) The number of Ordinary Shares of the Company that will result from the conversion of Restricted Shares by the Selling Shareholder in connection with the transactions contemplated by this Agreement, together with all other Ordinary Shares of the Company that have been admitted to trading on Euronext Brussels (“Euronext”) in the twelve (12)-month period prior to the request for listing of the Ordinary Shares to be issued in connection with the transactions contemplated by this Agreement, other than Ordinary Shares admitted to trading on Euronext (i) pursuant to and following the approval and publication of a prospectus drawn up in accordance with the Prospectus Regulation or (ii) in reliance on an exemption under the Prospectus Regulation other than point (a) of the first subparagraph of Article 1(5) of the Prospectus Regulation, represent at such time less than twenty percent (20%) of the number of the Ordinary Shares of the Company already admitted to trading on Euronext.

(i) Except for in connection with the offering and sale of the Securities by the Selling Shareholder, from and after twelve (12) months prior to the date of this Agreement, the Company has not taken any action which would constitute an offer of Ordinary Shares of the Company or ADSs to the public in any Member State of the European Economic Area for which a prospectus would need to be approved and published in accordance with the Prospectus Regulation.

(j) (i) The Company has been duly organized and is validly existing as a société anonyme under the laws of the Kingdom of Belgium; (ii) each significant subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization and (iii) the Company and each of its significant subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification; except, in the case of clauses (ii) and (iii) where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below).

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as disclosed in the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the Ordinary Shares underlying the ADSs or ADSs to hold or vote or transfer their respective securities.

(m) Each of the Offered Shares to be sold by the Selling Shareholder to the Underwriters hereunder, and the Ordinary Shares underlying the Offered ADSs, have been duly and validly authorized and duly and validly issued, fully paid and nonassessable, and will, when the Restricted Shares will have been converted by the Selling Shareholder to Ordinary Shares in connection with the transactions contemplated by this Agreement, conform in all material respects to the descriptions thereof in the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus.

(n) Upon the due issuance by the Depositary of the Offered ADSs against the deposit of Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters; and except as described in the Registration Statement and the Pricing Prospectus, there are no restrictions on subsequent transfers of the Ordinary Shares or the ADSs;

(o) The Company has a capitalization as set forth under the heading “Capitalization and Indebtedness” in the Pricing Prospectus, and all of the issued shares of capital stock of the Company, including the Offered Shares and the Ordinary Shares underlying the Offered ADSs, have been duly and validly authorized and issued, are fully paid, nonassessable and free of any preemptive or other similar rights other than as described in the Company’s articles of association, the General Disclosure Package and the Prospectus, have been issued in compliance with the Company’s articles of association and applicable company and securities laws, and conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus under the heading “Description of Ordinary Shares.” Except as described in or expressly contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there were no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company.

(p) The execution, delivery and performance of this Agreement by the Company, the sale of the Securities by the Selling Shareholder, the deposit with the Custodian of the Ordinary Shares underlying the Offered ADSs and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association of the Company or (iii) result in the violation of any applicable U.S. or non-U.S. law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or authority, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets (including, without limitation, the rules and regulations of Euronext) except, in the case of clauses (i) and (iii) above, to the extent that any such conflict, breach, violation or default that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect (as defined below).

(q) Except for the registration of the Securities under the Securities Act and Exchange Act (as defined below) and applicable U.S. state securities laws and any such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the New York Stock Exchange (the “Exchange”), in connection with the purchase and distribution of the Offered ADSs by the Underwriters and the listing of the ADSs on the Exchange, and by Euronext, in connection with the listing and admission to trading of the Ordinary Shares underlying the Offered ADSs and the Offered Shares on Euronext, no consent, approval, authorization or order of, or filing, qualification or registration (each, an “Authorization”) with, any U.S. or non-U.S. court, governmental or regulatory agency or authority, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the sale of the Securities, the deposit with the Custodian of the Ordinary Shares underlying the Offered ADSs or the consummation of the transactions contemplated hereby. All corporate approvals (including those of shareholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(r) PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL, who have certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and applicable Belgian law.

(s) The financial statements, and the related notes thereto, included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board, and in conformity with International Financial Reporting Standards as adopted by the European Union (“IFRS”), applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included in the General Disclosure Package, the Prospectus and the Registration Statement has been prepared in accordance with the applicable requirements of the Securities Act, is based upon good faith estimates and assumptions believed by the Company to be reasonable, presents fairly the information shown in it on the bases described therein and, subject to the qualifications and limitations expressed in such information and to the knowledge of the Company, the adjustments used in it are appropriate to give effect to the transactions and circumstances referred to in it.

(t) There has not been any material adverse change in the financial condition, business or operations of the Company, its subsidiaries and controlled affiliates, taken as a whole, from that set forth in the General Disclosure Package (a “Material Adverse Effect”).

(u) Neither the Company nor, to the Company’s knowledge, any of its officers or directors has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company or that could result in the loss by the Representatives of the ability to rely on any stabilization safe harbor pursuant to the Market Abuse Regulation (as defined below). The Company and each of its officers, directors and affiliates have complied and will comply with Regulation (EU) 596/2014 of the European Parliament and of the Council of the European Union and the delegated regulations and rules promulgated thereunder (“Market Abuse Regulation”).

(v) Other than the Belgian Tax on Stock Exchange Transactions (Article 120 and following of the Belgian Code on Miscellaneous Duties and Taxes) and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in the Kingdom of Belgium or any other jurisdiction in which the Company is tax-resident, or to any taxing authority thereof or therein, in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the deposit by the Selling Shareholder with the Custodian of the Ordinary Shares against the Offered ADSs to be delivered, (iii) the sale and delivery of the Securities by the Selling Shareholder to the Underwriters or purchasers procured by the Underwriters and (iv) the initial resale and delivery of the Securities by the Underwriters in the manner contemplated herein (other than (y) documentary duties that could become due on deeds and certificates issued by Belgian officials (notaries, bailiffs and clerks) and banking institutions, provided that such deeds and certificates are drawn up, initialed and/or executed in Belgium and (z) a registration tax due on the voluntary registration in Belgium of any document); provided that this Section 2(v) shall not apply to any taxes that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated hereby).

(w) The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(x) The Company is not tax resident in any jurisdiction other than the Kingdom of Belgium. Under the current laws and regulations of the Kingdom of Belgium, all dividends and other distributions declared and payable on the Ordinary Shares or ADSs in cash may be freely remitted out of the Kingdom of Belgium and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Kingdom of Belgium; and except as disclosed in the General Disclosure Package or the Prospectus (which includes disclosure that “As a general rule, a withholding tax of 30% is levied on the gross amount of dividends paid on or attributed to our shares or ADSs, subject to such relief as may be available under applicable domestic or tax treaty provision.”), all such dividends and other distributions paid by the Company will not be subject to withholding in respect of tax under the laws and regulations of the Kingdom of Belgium.

(y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z) The Company maintains disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules) that have been designed to ensure that information required to be disclosed by the Company in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure.

(aa) The ADSs and Ordinary Shares underlying such ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Exchange. The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs or the Ordinary Shares underlying such ADSs under the Exchange Act or delisting the ADSs from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge it is in compliance in all material respects with all applicable listing requirements of the Exchange.

(bb) The outstanding Ordinary Shares of the Company have been duly listed and admitted to trading and are freely tradable on Euronext, it being understood that, in respect of any Offered Shares and the Ordinary Shares underlying the Offered ADSs resulting from the conversion of Restricted Shares, a request for listing has been made by the Company to Euronext Brussels and the listing of such Ordinary Shares on Euronext will be effective only upon the effective admission of such Ordinary Shares by Euronext; the Company is in compliance in all material respects with all requirements and continuing obligations pursuant to applicable laws and the rules of Euronext with respect to the listing and admission on the Ordinary Shares on Euronext and is in compliance in all material respects with the applicable laws and circulars published by the Belgian Financial Services and Markets Authority.

(cc) For the past five years, none of the Company or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries, has (i) taken any action in furtherance of an offer, solicitation, payment, promise to pay, or authorization of any direct or indirect unlawful payment or benefit, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or (ii) violated (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010 and (c) other than immaterial violations, any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”).

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations of the jurisdictions where the Company and its subsidiaries conduct business, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(ee) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, nor to the Company’s knowledge any other employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”); or

(B) except as disclosed in the General Disclosure Package or the Prospectus, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and each of its subsidiaries have not for the past five years, engaged in, and are not now engaged in, any dealings or transactions with any Person, or with any country or territory, that at the time of the dealing or transaction is or was, the subject of Sanctions, except to the extent permitted by applicable law. It is understood that the Company does not make or repeat, as appropriate, the representation and warranty contained in this Section 2(ee)(ii) and/or the representation and warranty given by the Company in Section 2(ee)(ii) to the extent that such provisions are or would be unenforceable or would result in a violation of (i) Council Regulation (EC) 2271/96 (including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018) and/or any applicable national law or regulation which purports to create liability in respect of such violation in any member state of the European Union or any similar anti-boycott law in the United Kingdom. The representations and warranties given in this clause are only sought by and given to any Underwriter incorporated in or organized under the laws of the Federal Republic of Germany to the extent that to do so would not result in a violation of or a conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV).

(ff) Except as disclosed in the General Disclosure Package or the Prospectus, no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions is pending or, to the knowledge of the Company, threatened. The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

(gg) Except as disclosed in the General Disclosure Package, so far as the Company and its subsidiaries are aware, no subsidiary has any material actual or contingent liability under applicable laws and regulations relating to the environment in Belgium or any jurisdiction where any subsidiary has material operations, other than as would not reasonably be expected to result in a Material Adverse Effect.

(hh) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Kingdom of Belgium and, subject to the provisions of EU Regulation No. 593/2008 relating to the law that is applicable to contractual obligations, will be honored by the courts of the Kingdom of Belgium except in case performance of this Agreement is unlawful in the Kingdom of Belgium or of manifest incompatibility with the public policy ‘ordre public’ of the Kingdom of Belgium. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States federal court sitting in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower an authorized agent for service of process in any action arising out of or relating to this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus or the offering of the Securities in any New York Court and service of process effected on such authorized agent will be effective to notify the Company of any action under this Agreement.

(ii) Neither the Company nor any of its subsidiaries nor any of their respective Belgium properties, assets or revenues, except for the books and records required for the Company’s business, enjoy any rights of immunity from legal proceedings or the execution of judgment or other attachment in the Kingdom of Belgium or the United States with respect to obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities.

(jj) This Agreement is in proper form to be enforceable in the Kingdom of Belgium in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Kingdom of Belgium of this Agreement it is not necessary that this Agreement be filed or recorded with any court or other authority in the Kingdom of Belgium (other than court filings in the ordinary course of proceedings) or that any stamp or similar tax in the Kingdom of Belgium (other than court fees or similar documentary tax payable in the ordinary course of proceedings) be paid on or in respect of this Agreement or any other documents to be furnished hereunder or thereunder (other than (y) documentary duties that could become due on deeds and certificates issued by Belgian officials (notaries, bailiffs and clerks) and banking institutions, provided that such deeds and certificates are drawn up, initialed and/or executed in Belgium and (z) a registration tax due on the voluntary registration in Belgium of any document).

(kk) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved any Written Testing-the-Waters Communication other than those listed on Schedule C. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling Shareholder represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date, and agrees with the several Underwriters, that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law or any agreement or other instrument binding upon the Selling Shareholder, (ii) the articles of incorporation or bylaws of the Selling Shareholder or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, except, with respect to clauses (i) and (iii), as would not, individually or in the aggregate, reasonable be expected to have a material adverse effect on the Selling Shareholder’s ability to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the offer and sale of the Securities.

(c) The Selling Shareholder is, and immediately prior to each Closing Date, the Selling Shareholder will be, the record owner of the Securities to be delivered by the Selling Shareholder hereunder at such Closing Date, and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign and transfer the Ordinary Shares to be delivered by the Selling Shareholder and the Ordinary Shares in the form of ADSs to be delivered by the Selling Shareholder and to deposit with the Depositary the Ordinary Shares to be sold in the form of the Offered ADSs by such Selling Shareholder at such Closing Date.

(d) Upon delivery of and payment for the Securities to the Selling Shareholder at each Closing Date hereunder, the several Underwriters will acquire valid title to, including a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Securities free and clear of all liens, encumbrances, equities or claims, and upon delivery of such Securities and payment therefor pursuant hereto, valid title to such Securities, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriters.

(e) The Selling Shareholder will, prior to each Closing Date, deposit the Ordinary Shares to be represented by the Offered ADSs with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise complies with the Deposit Agreement so that ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(f) The Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(g) The Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit I (the “Lock-up Agreement”).

(h) The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the General Disclosure Package or the Prospectus to sell its Securities pursuant to this Agreement.

(i) (i) Each part of the Registration Statement, when such part became effective, did not contain, and, as amended or supplemented, if applicable, did not or will not, as the case may be, contain at the time of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the Prospectus does not or will not, as the case may be, as of the date of the Prospectus and as at each Closing Date, contain and, as amended or supplemented, if applicable, at the time of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 3(i) are limited only to information furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of Selling Shareholder Information. Each Underwriter, the Company and the Selling Shareholder agree that the “Selling Shareholder Information” with respect to the Selling Shareholder consists solely of the information expressly furnished by the Selling Shareholder for use in connection with the offering the Registration Statement, the General Disclosure Package and the Prospectus, which consists solely of (x) the name, address and number of Ordinary Shares and Restricted Shares owned by the Selling Shareholder, before and after the offering, and (y) the other information with respect to the Selling Shareholder that appears in the table (and corresponding footnotes) under the caption “Selling Securityholder,” in each case, in the Registration Statement, the General Disclosure Package or the Prospectus.

(j) (i) None of the Selling Shareholder, any of its subsidiaries, or any director and officer thereof, nor to the Selling Shareholder’s knowledge any other employee, agent, affiliate, or representative of the Selling Shareholder or any of its subsidiaries, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any Sanctions; or

(B) organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

   (ii) The Selling Shareholder and each of its subsidiaries have not for the past five years, engaged in, and are not now engaged in, any dealings or transactions with any Person, or with any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except to the extent permitted by applicable law. It is understood that the Selling Shareholder does not make or repeat, as appropriate, the representation and warranty contained in this Section 3(j)(ii) and/or the representation and warranty given by the Selling Shareholder in Section 3(j)(ii) to the extent that such provisions are or would be unenforceable or would result in a violation of (i) Council Regulation (EC) 2271/96 (including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018) and/or any applicable national law or regulation which purports to create liability in respect of such violation in any member state of the European Union or any similar anti-boycott law in the United Kingdom. The representations and warranties given in this clause are only sought by and given to any Underwriter incorporated in or organized under the laws of the Federal Republic of Germany to the extent that to do so would not result in a violation of or a conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung – AWV).

(k) The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by applicable law;

(ii) fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that would cause or result in a violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), it being understood that the Selling Shareholder, to the extent it is subject to Council Regulation (EC) 2271/96, does not make or repeat, as appropriate, the representation and warranty contained in this paragraph 3(k) to the extent that this would result in a violation of the EU Blocking Regulation or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union.

(l) For the past five years, none of the Selling Shareholder or any of its subsidiaries, or any director, officer, or employee thereof, or, to the Selling Shareholder’s knowledge, any agent or representative of the Selling Shareholder or of any of its subsidiaries, has (i) taken any action in furtherance of an offer, solicitation, payment, promise to pay, or authorization of any direct or indirect unlawful payment or benefit, to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, or (ii) violated (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010 and (c) other than immaterial violations, any other applicable anti-bribery or anti-corruption law.

(m) The operations of the Selling Shareholder and its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws.

(n) No investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws, Anti-Corruption Laws, or Sanctions is pending or, to the knowledge of the Selling Shareholder, threatened. The Selling Shareholder and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

(o) The Selling Shareholder is a “United States person” within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, and is not treated as resident in any non-U.S. jurisdiction for tax purposes (including any double tax treaty arrangement).

(p) The Selling Shareholder (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Selling Shareholder reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Selling Shareholder has not distributed or approved any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule C.

4. PURCHASE, SALE AND DELIVERY OF SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Shareholder the respective numbers of Firm ADSs and Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto. The purchase price per Offered ADS to be paid by the Underwriters to the Selling Shareholder will be $59.962500 per Offered ADS (the “ADS Purchase Price”), corresponding to €54.765750 per Offered Share (the “Share Purchase Price” and, together with the ADS Purchase Price, the “Security Purchase Price”).

(a) Prior to the Closing Date (as defined below), the Selling Shareholder shall direct the Company to deliver the Ordinary Shares underlying the Firm ADSs to the Custodian through the facilities of Euroclear, and on the Closing Date: (i) subject to the conditions and limitations set forth herein, by no later than 9:30 A.M., New York time, each Underwriter shall pay or cause to be paid to an account specified by the Selling Shareholder and reasonably acceptable to the Representatives, the aggregate Security Purchase Price for the Firm ADSs and the Firm Shares and (ii) upon receipt of such aggregate Security Purchase Price, (x) the Selling Shareholder shall direct Morgan Stanley (or BNP Paribas Securities Services SA/NV, as custodian for Morgan Stanley) to deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters through the facilities of Euroclear, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Shareholder given at or prior to 9:30 A.M., New York time, at least one (1) full business day preceding the Closing Date, all at the offices of Latham & Watkins LLP, 1271 6th Ave, New York, New York 10020 and (y) the Selling Shareholder shall instruct the Depositary, upon receipt of the Ordinary Shares by the Custodian, to deliver the Firm ADSs to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company (“DTC”), as the Representatives may direct by notice in writing to the Depositary given at or prior to 9:30 A.M., New York time, at least one full business day preceding the Closing Date, all at the offices of Latham & Watkins LLP, 1271 6th Ave, New York, New York 10020. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and payment shall be at or prior to 9:30 A.M., New York time, on March 19, 2024, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date.” The Closing Date and the form of payment for each of the Firm ADSs and the Firm Shares may be varied by agreement among the Company, the Selling Shareholder and the Representatives.

(b) The Underwriters may subscribe to all or less than all of the Optional ADSs. The subscription price per share to be paid for the Optional ADSs shall be the ADS Purchase Price. The Selling Shareholder agrees to sell to the Underwriters the number of Optional ADSs specified in the written notice delivered by the Representatives to the Selling Shareholder described below and the Underwriters agree, severally and not jointly, to subscribe to such Optional ADSs. Such Optional ADSs shall be subscribed to for the account of each Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional ADSs at any time not more than thirty (30) days subsequent to the date of this Agreement. No Optional ADSs shall be delivered unless the Firm ADSs and Firm Shares previously have been, or simultaneously are being, delivered. The right to subscribe to the Optional ADSs or any portion of each thereof may be surrendered and terminated at any time upon notice by the Representatives to the Selling Shareholder. The option granted hereby may be exercised by written notice being given to the Selling Shareholder by the Representatives setting forth the number of Optional ADSs to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional ADSs. Each date and time for delivery of and payment for the Optional ADSs (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

(c) Prior to the Option Closing Date, the Selling Shareholder shall direct the Company to deliver the Ordinary Shares underlying the Optional ADSs to the Custodian through the facilities of Euroclear, and on the Option Closing Date: (i) subject to the conditions and limitations set forth herein, by no later than 9:30 A.M., New York time, each Underwriter shall pay or cause to be paid to an account specified by the Selling Shareholder and reasonably acceptable to the Representatives, the aggregate ADS Purchase Price for the Optional ADSs and (ii) upon receipt of such aggregate ADS Purchase Price, the Selling Shareholder shall instruct the Depositary, upon receipt of the Ordinary Shares by the Custodian, to deliver the Optional ADSs to the Representatives for the respective accounts of the several Underwriters, through the facilities of DTC, as the Representatives may direct by notice in writing to the Depositary given at or prior to 9:30 A.M., New York time, at least one (1) full business day preceding the Option Closing Date, all at the offices of Latham & Watkins LLP, 1271 6th Ave, New York, New York 10020. Time shall be of the essence, and delivery at the time specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Option Closing Date and the form of payment for the Optional ADSs may be varied by agreement among the Company, the Selling Shareholder and the Representatives.

(d) The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) To cause the relevant Ordinary Shares underlying the Offered ADSs and the relevant Offered Shares to be listed and admitted to trading on Euronext on the relevant Closing Date.

(b) To prepare the Prospectus in a form to which the Representatives do not reasonably object containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than such time as may be required by such Rule; to make no further amendment or supplement to the Prospectus which shall be disapproved reasonably by the Representatives promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any proceedings for such purpose or pursuant to Section 8A under the Securities Act, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.

(c) During the period mentioned in paragraph (d) below, before amending or supplementing the Registration Statement, the Prospectus or the General Disclosure Package, to furnish to the Representatives a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which the Representatives reasonably objects in a timely manner.

(d) If, during such period after the first date of the public offering of the Securities as, in the opinion of the Representatives’ counsel, the Prospectus or the General Disclosure Package is required by applicable U.S. law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or the General Disclosure Package in order to make the statements therein, in light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the General Disclosure Package is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or the General Disclosure Package to comply with applicable U.S. law, forthwith to prepare and furnish, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus or the General Disclosure Package, as applicable, so that the statements in the Prospectus or the General Disclosure Package as so amended or supplemented will not, in light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) or the General Disclosure Package is delivered to a purchaser, be misleading or so that the Prospectus or the General Disclosure Package, as applicable, as amended or supplemented, will comply with applicable U.S. law.

(e) That it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations without the prior consent of the Representatives (each such free writing prospectus, a “Permitted Free Writing Prospectus”). The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(f) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, (i) written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 21 hereof) and (ii) Selling Shareholder Information.

(g) To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), to furnish to the Representatives, if requested, one conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto, but including documents incorporated by reference therein) and, during the period mentioned in paragraph (d) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Representatives may reasonably request.

(h) To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(i) To endeavor to qualify the Offered ADSs and Offered Shares for offering and sale under the securities laws of such U.S. or non-U.S. jurisdictions as the Representatives may reasonably request; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

6. FURTHER AGREEMENTS OF THE SELLING SHAREHOLDER. The Selling Shareholder agrees with the several Underwriters:

(a) The Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not, make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.

(b) The Selling Shareholder agrees, prior to each Closing Date, to deposit Ordinary Shares underlying the Offered ADSs with the Custodian on behalf of the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the Offered ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Closing Date.

(c) The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9.

7. FURTHER AGREEMENTS OF THE UNDERWRITERS. Each Underwriter agrees with the Company and the Selling Shareholder that, unless it obtains the prior consent of the Company, the Selling Shareholder and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations required to be filed by the Company with the Commission.

8. PAYMENT OF EXPENSES.

(a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated:

(i) The Company agrees to pay or cause to be paid all expenses incident to this Agreement, other than Selling Expenses (as defined below), including (A) the fees, disbursements and expenses of the Company’s counsel, advisors retained directly by the Company, and the Company’s independent certified public accountants in connection with the registration and delivery of the Securities under the Securities Act (including the fees and disbursements associated with the preparation of any customary comfort letters to be provided by the auditors to the Company) and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified (other than Selling Expenses), (B) all costs and expenses incident to listing the Securities on the New York Stock Exchange and other national securities exchanges and foreign stock exchanges, (C) the costs and charges of any transfer agent or registrar, (D) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, travel and lodging expenses of the representatives and officers of the Company, (E) all costs and expenses related to the transfer and delivery of the Securities to Underwriters (excluding stamp duty, stock transfer or similar transaction tax imposed on the sale and delivery of the Securities) and (F) the document production charges and expenses associated with the filing by the Company of any form 6-K in connection with this transaction, provided that clauses (A) through (F) shall exclude any fees of the Depositary in connection with the registration or sale of the Offered ADSs or in connection with the deposit of Ordinary Shares in exchange for such Offered ADSs. It is understood, however, that except as provided in this Section and Sections 10 and 12, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(ii) The Selling Shareholder agrees to pay or cause to be paid (A) any registration fees of the Commission or other registration fees (or equivalent fees in any other jurisdiction), (B) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by FINRA, provided that the reasonable fees and disbursements of counsel for the Underwriters incurred in connection with such review and qualification shall not, together, exceed an aggregate of $15,000, (C) any fees of the Depositary in connection with the registration or sale of any ADSs or in connection with the deposit of Ordinary Shares in exchange for ADSs, (D) any stamp duty, stock transfer or similar transaction tax imposed on the sale and delivery of the Securities to the Underwriters (other than any duties or taxes described in clause (E)), (E) the documentary duties that could become due on deeds and certificates issued by Belgian officials (notaries, bailiffs and clerks) and banking institutions, provided that such deeds and certificates are drawn up, initialed and/or executed in Belgium and the registration tax due on the voluntary registration in Belgium of any document, in each case other than any such documentary duties or taxes that would not have been imposed but for, with respect to any Underwriter, a solely voluntary action of such Underwriter (other than such actions contemplated by, or legally required for the enforcement or protection of its rights under this Agreement or the Prospectus, or the sale, resale, delivery or deposit of the Securities), (F) any underwriting fees, discounts and selling commissions to be paid to any underwriter, agent, dealer or other financial intermediary, (G) the Selling Shareholder’s own selling and marketing expenses, including the costs of printing and distributing any Prospectus in preliminary or final form as well as any supplements thereto, (H) the costs and expenses of the Selling Shareholder (but not the Company) relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, travel and lodging expenses of the representatives and officers of the Selling Shareholder, (I) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum shall not, together, exceed an aggregate of $15,000, and (I) except to the extent addressed more specifically in any of clauses (A) through (I) above, in which case such clause shall apply in lieu of this clause (J), any fees and out of pocket expenses of any legal counsel, underwriter, agent, dealer or other financial intermediary for the Selling Shareholder or its advisors (collectively, the “Selling Expenses”).

(iii) The provisions of this Section 8(a) shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

(b) The Selling Shareholder will pay, and will indemnify and hold harmless the Underwriters against, any documentary, stamp, issue, registration, transfer or other similar tax or duty, including any interest and penalties, imposed on the Underwriters under the laws of the United States or the Kingdom of Belgium or any political subdivision or taxing authority thereof or therein that is imposed on (i) the sale and delivery of the Securities by the Selling Shareholder to the Underwriters, the resale and delivery of the Securities by the Underwriters and the deposit of the Ordinary Shares being deposited with the Custodian, in each case, in the manner contemplated by this Agreement and the Prospectus and (ii) the execution, delivery and performance by the Company, the Selling Shareholder or the Underwriters of this Agreement; in each case, other than any such taxes that would not have been imposed but for, with respect to any Underwriter, (A) an existing connection between such Underwriter and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated hereby), (B) the failure by such Underwriter to provide or file any accurate and complete tax form, certificate, document, or other information reasonably requested by the Selling Shareholder that would have reduced such taxes or (C) a solely voluntary action of such Underwriter (other than such actions contemplated by, or legally required for the enforcement or protection of its rights under this Agreement or the Prospectus, or the sale, resale, delivery or deposit of the Securities). All payments to be made by the Selling Shareholder under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges whatsoever, and all interest, penalties or similar liabilities with respect thereto (“Taxes”) imposed under the laws of the United States or the Kingdom of Belgium or any political subdivision or taxing authority thereof or therein, unless the Selling Shareholder is compelled by law to deduct or withhold such Taxes. In that event, and except for (A) any net income, capital gains, franchise taxes or other similar taxes imposed on the Underwriters by the United States, the Kingdom of Belgium or other applicable jurisdiction or by any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and such jurisdiction, (B) withholding Taxes imposed under the laws of the United States or the Kingdom of Belgium imposed on amounts payable to the Underwriters pursuant to a law in effect on the date hereof, or (C) Taxes that would not have been imposed but for the failure by the Underwriters to provide or file any accurate and complete tax form, certificate, document, or other information reasonably requested by the Selling Shareholder that would have reduced such deduction, withholding, or Taxes, the Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) All sums payable to the Underwriters shall be considered exclusive of any VAT levied in the Kingdom of Belgium by any taxing authority thereof or therein (“Belgian VAT”). Where such Belgian VAT is properly chargeable in respect of a supply made by the Underwriters to the Company or, as the case may be, the Selling Shareholder, and the Underwriter is required to account for such Belgian VAT to a relevant tax authority, the Company or, as the case may be, the Selling Shareholder shall pay to the Underwriter an amount in respect of such Belgian VAT in addition to, and at the same time as, the sum payable hereunder. Where a sum is paid, reimbursed or indemnified to the Underwriters pursuant to this Agreement in respect of any cost, expense or other amount and that cost, expense or other amount includes an amount in respect of VAT levied in any jurisdiction in the European Union, by any taxing authority thereof or therein, which is not recoverable by way of input credit or refund (the “VAT Element”), then the payment, reimbursement or indemnification by the Company or, as the case may be, the Selling Shareholder shall include an amount equal to such VAT Element. For the purposes of this Agreement “VAT” means any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112).

9. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder as to the Securities to be delivered at each Closing Date are subject to the accuracy, when made and as of the Applicable Time and on such Closing Date, of the representations and warranties of the Company and the Selling Shareholder contained herein and to the performance by the Company and the Selling Shareholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statement, the ADS Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; each Issuer Free Writing Prospectus and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(b) of this Agreement and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) Sullivan & Cromwell LLP shall have furnished to the Representatives such counsel’s written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and each dated as of such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(c) Freshfields Bruckhaus Deringer LLP shall have furnished to the Representatives such counsel’s written opinion, as Belgian counsel to the Company, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(d) Loyens & Loeff BV shall have furnished to the Representatives such counsel’s written opinion, as tax counsel to the Company, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(e) Wachtell, Lipton, Rosen & Katz shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Selling Shareholder, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(f) McGuireWoods LLP shall have furnished to the Representatives such counsel’s written opinion, as Virginia law counsel to the Selling Shareholder, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(g) Loyens & Loeff BV shall have furnished to the Representatives such counsel’s written opinion, as Belgian counsel to the Selling Shareholder, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(h) Emmet, Marvin & Martin, LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel to the Depositary, addressed to the Underwriters and dated such Closing Date, in the form and substance previously agreed upon and satisfactory to the Representatives.

(i) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(j) At the time of the execution of this Agreement, the Representatives shall have received from PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL a letter, addressed to the Underwriters, executed and dated such date, in form and substance reasonably satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) On such Closing Date, the Representatives shall have received a letter (a “Bring-Down Letter”) from PwC Bedrijfsrevisoren BV/Reviseurs d’Entreprises SRL addressed to the Underwriters and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (j) of this Section 9.

(l) The Representatives shall have received on such Closing Date (i) a certificate, dated the Closing Date and signed by an officer of the Company, to the effect set forth in clauses (n) and (o) below and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such Closing Date and that the Company shall have performed in all material respects all of its obligations to be performed hereunder or satisfied on or prior to such Closing Date and (ii) a certificate dated the Closing Date and signed by an officer of the Selling Shareholder, to the effect that the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of such Closing Date and that the Selling Shareholder shall have performed in all material respects all of its obligations to be performed hereunder or satisfied on or prior to such Closing Date. Any officer signing and delivering such certificate may certify to the best of his knowledge.

(m) At or prior to such Closing Date, the Offered ADSs shall be eligible for clearance and settlement through the facilities of the DTC, and the Ordinary Shares underlying the Offered ADSs and the Offered Shares shall be eligible for clearance through the facilities of Euroclear.

(n) There shall not have occurred any change in the condition, financial or otherwise, business or operations, of the Company, its subsidiaries and its affiliates, taken as a whole, from that set forth in the Pricing Prospectus, that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(p) In respect of any Offered Shares or Ordinary Shares underlying the Offered ADSs resulting from the conversion of Restricted Shares, the Company shall have received letters from Euronext confirming that such Ordinary Shares shall have been approved for listing and admission to trading on Euronext on or prior to such Closing Date. The Offered ADSs shall have been approved for listing on the New York Stock Exchange.

(q) The Custodian shall have furnished to the Representatives a certificate reasonably satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares underlying the Firm ADSs or Optional ADSs, as applicable.

(r) The Depositary shall have furnished or caused to be furnished to the Representatives a certificate reasonably satisfactory to the Representatives of one of its authorized officers with respect to the issuance of the Firm ADSs or Optional ADSs, as applicable, pursuant to the Deposit Agreement, and such other customary matters related thereto as the Representatives may reasonably request.

10. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates within the meaning of Rule 405 under the Securities Act and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding on any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show materials that are listed on Schedule D, or any Written Testing-the-Waters Communications, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon (x) the Selling Shareholder Information and (y) information relating to the Underwriters furnished to Company in writing by any Underwriter through the Representatives expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information; provided, however, the foregoing indemnity with respect to any untrue statement or omission or alleged untrue statement or omission made in a Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if a copy of the General Disclosure Package was not conveyed to such person for purposes of Sections 12(a)(2) and 17(a)(2) of the Securities Act at or prior to the Applicable Time and the untrue statement or omission or alleged untrue statement or omission made in such Preliminary Prospectus was corrected in the General Disclosure Package.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Underwriter Indemnified Parties to the same extent as the foregoing indemnity from the Company to the Underwriter, but, with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus, any road show materials that are listed on Schedule D, or any Written Testing-the-Waters Communications, only with reference to the Selling Shareholder Information.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each, a “Company Indemnified Party”) and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Selling Shareholder Indemnified Parties,” and each, an “Selling Shareholder Indemnified Party) to the same extent as the foregoing indemnity from the Company to each Underwriter, but, with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Issuer Free Writing Prospectus, any road show materials that are listed on Schedule D, or any Written Testing-the-Waters Communications, only with reference to the Underwriters’ Information.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the three preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing (or by facsimile and confirmed in writing) but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives if the indemnified parties under this Section 10 consist of any Underwriter Indemnified Party, by the Company if the indemnified parties under this Section 10 consist of any Company Indemnified Parties or by the Selling Shareholder if the indemnified parties under this Section 10 consist of any Selling Shareholder Indemnified Parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

(e) If the indemnification provided for in this Section 10 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party or parties on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Pricing Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and Selling Shareholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company, Selling Shareholder and Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective principal amounts of Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,(ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

11. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their discretion, by notice given to the Company and the Selling Shareholder, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of Euronext Brussels, the New York Stock Exchange, the American Stock Exchange, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or the NYSE MKT LLC; (ii) trading of the Company’s Ordinary Shares or ADSs shall have been suspended or materially limited on or by, as the case may be, any of Euronext Brussels or the New York Stock Exchange, (iii) a general moratorium on commercial banking activities shall have been declared (x) in New York by either Federal or New York State authorities or (y) in Belgium by either the Belgian authorities or the European Central Bank or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and (b) in the case of any of the events specified in clause (a) (i), such event singly or together with any other such event makes it, in the Representatives’ judgment, after consultation with the Company and the Selling Shareholder, impracticable to market the Securities on the terms and in the manner contemplated in the Pricing Prospectus and Prospectus.

12. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) the Selling Shareholder shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement or (b) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the (i) Selling Shareholder or (ii) the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of amounts in accordance with Section 8, the Selling Shareholder (or, solely in the case of termination pursuant to clause (b)(ii) of the preceding sentence, the Company) shall reimburse the Underwriters in accordance with this Section 12 for the reasonable out-of-pocket fees and expenses of Underwriters’ counsel and for such other reasonable and documented out-of-pocket accountable expenses as shall have been actually incurred by them in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Selling Shareholder or the Company, as applicable, shall pay the full amount thereof to the Representatives, provided, however, that if this Agreement is terminated by reason of the default of one or more Underwriters, the Selling Shareholder shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided, further, that the foregoing shall not limit any reimbursement obligation of the Selling Shareholder to any non-defaulting Underwriter under this Section 12.

13. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Securities hereunder on any Closing Date, and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 13, (i) the Selling Shareholder shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholder may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company and Selling Shareholder or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Sections 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 8 and 12 and the provisions of Section 10, Section 14 and Sections 16 through 24, inclusive, shall not terminate and shall remain in full force and effect.

14. ABSENCE OF FIDUCIARY RELATIONSHIP. Each of the Company and the Selling Shareholder acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company and the Selling Shareholder is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, the Selling Shareholder and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholder on other matters;

(b) the price of the Securities set forth in this Agreement was established by the Selling Shareholder following a book-building process immediately prior to the signing of this Agreement, and the Company and the Selling Shareholder are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholder and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15. ACKNOWLEDGEMENT OF THE UNDERWRITERS. The Underwriters understand and agree that no action has been or will be taken in any jurisdiction by the Underwriters, the Company or the Selling Shareholder that would permit a public offering of any Securities other than the United States, without prejudice to any required filings with the FSMA for the admission to the trading of the Offered Shares and the Ordinary Shares underlying the Offered ADSs on the regulated market of Euronext.

16. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholder and, to the extent provided in Section 10 hereof, the Company Indemnified Parties, the Underwriter Indemnified Parties and the Selling Shareholder Indemnified Parties, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have the right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The indemnity and contribution agreements contained in Section 10 and the representations and warranties of the Company, the Selling Shareholder and the several Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of any of the Company, the Selling Shareholder, their respective directors, the Company’s officers, or any other person controlling the Company or the Selling Shareholder and (iii) acceptance of and payment for any of the Securities.

18. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Equity Syndicate Desk, Fax: (212) 622-8358 and J.P. Morgan SE, Taunustor 1 (TaunusTurm), 60310 Frankfurt am Main, Germany, Email: ECM – Europe_Syndicate_Desk@jpmorgan.com, Attn: EMEA Equity Syndicate Desk; and

(b) if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium, Email: fernando.tennenbaum@ab-inbev.com, ann.randon@ab-inbev.com, john.blood@ab-inbev.com and thomas.larson@anheuser-busch.com, Attention: Fernando Tennenbaum, Ann Randon, John Blood, and Thomas Larson, with a copy to Sullivan & Cromwell LLP, 1 New Fetter Lane, London EC4A 1AN, United Kingdom, Email: horsfieldbradburyj@sullcrom.com, Attention: John Horsfield-Bradbury;

(c) if to the Selling Shareholder, shall be delivered or sent by mail, telex, facsimile transmission or email to Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia, 23230 USA, E-mail addresses: Daniel.J.Bryant@altria.com, jeffery.m.hinchcliffe@altria.com, Attention: Daniel J. Bryant, and Michael Hinchcliffe, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, USA, E-mail addresses: AJNussbaum@wlrk.com, ZSPodolsky@wlrk.com. Attention: Andrew J. Nussbaum, and Zachary S. Podolsky;

provided, however, that any notice to an Underwriter pursuant to Section 10 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

19. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (i) “affiliate” has the meaning set forth in Rule 405 under the Rules and Regulations, (ii) “business day” means any day on which the New York Stock Exchange is open for trading, (iii) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations and (iv) “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (i) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement, the ADS Registration Statement and any Preliminary Prospectus or the Prospectus, (ii) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (iii) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (iv) agrees not to commence any such suit, action or proceeding other than in such courts and (v) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. The Company appoints AB InBev Services LLC, located at 250 Park Avenue, 2nd Floor, New York, New York 10177 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York (which appointment shall not be revoked by the Company).

21. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the seventh paragraph of text under the caption “Underwriting” in the Prospectus concerning the terms of offering by the Underwriters; (ii) the sixteenth paragraph of text under the caption “Underwriting” in the Prospectus concerning the availability of the Prospectus in electronic format; and (iii) the seventeenth, eighteenth and nineteenth paragraphs of the text under the caption “Underwriting” in the Prospectus concerning stabilization by the Underwriters, (iv) the names of the Underwriters as they appear in the Prospectus.

22. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all of the Underwriters. The Company and the Selling Shareholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

23. AFFILIATES. Sales of Ordinary Shares made outside of the United States may be made by affiliates of the Underwriters acting as their agents, including, without limitation, Morgan Stanley & Co. International plc and Morgan Stanley Europe SE.

24. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

25. GENERAL. This Agreement, and, with respect to the Company and the Selling Shareholder (i) the Registration Rights Agreement, dated as of October 10, 2016, by and among the Company and the Holders (as defined therein), (ii) the Share Repurchase Agreement and (iii) the Tax Allocation Agreement, dated as of March 13, 2024, between the Company and the Selling Shareholder, constitute the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholder and the Representatives.

26. COUNTERPARTS. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

27. JUDGMENT CURRENCY. The obligations of the Company and Selling Shareholder pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and Selling Shareholder agrees, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholder, as applicable, an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter hereunder.

28. RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section (b), “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

29. COMPLIANCE WITH USA PATRIOT ACT. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

30. AGREEMENT AND ACKNOWLEDGEMENT WITH RESPECT TO THE EXERCISE OF THE BAIL-IN POWER. Notwithstanding and to the exclusion of any other provision of this Agreement or any other agreements, arrangements or understandings, in the event that J.P. Morgan SE becomes subject to the exercise of Bail-in Powers under an applicable Bail-in Legislation, the Selling Shareholder and the Company each acknowledges and accepts that a Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of such powers in relation to any Liability of J.P. Morgan SE arising under this Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(I) the reduction of all, or a portion, of such Liability;

(II) the conversion of all, or a portion, of the such Liability into shares, other securities, or other obligations of J.P. Morgan SE or another person (and the issue to or conferral on the Selling Shareholder or the Company of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of this Agreement;

(III) the cancellation of such Liability;

(IV) the amendment or alteration of the amounts due in relation to such Liability, including any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, if necessary, to give effect to the exercise of such powers.

Where:

“Bail-in Legislation” means the laws, regulations, rules or requirements in effect in Germany relating to the transposition of the BRRD, including but not limited to the German Act on Recovery and Resolution of Institutions and Financial Groups (Gesetz zur Sanierung und Abwicklung von Instituten und Finanzgruppen), as amended from time to time, or pursuant to, and in accordance with, Regulation 806/2014 establishing uniform rules and uniform procedures for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and Single Resolution Fund, as amended from time to time, and the instruments, rules and standards created thereunder.

“Bail-in Powers” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, applicable Bail-in Legislation, pursuant to which any obligation of J.P. Morgan SE can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of J.P. Morgan SE or any other person (or suspended for a temporary period) or any right in a contract governing an obligation of J.P. Morgan SE may be deemed to have been exercised.

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of 15 May 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

“Liability” means any liability which is subject to the Bail-in Powers under and in accordance with the applicable Bail-in Legislation.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to J.P. Morgan SE.

[Signature page follows]

If the foregoing is in accordance with your understanding of the agreement between the Company, the Selling Shareholder and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Anheuser-Busch Inbev SA/NV

By:	/s/Ann Randon
Name: Ann Randon
Title: Authorized Signatory

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Altria Group, Inc.

By:	/s/ Daniel J. Bryant
Name: Daniel J. Bryant
Title: Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date first above written:

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
J.P. Morgan SE

Acting on their own behalf and as Representatives of several
Underwriters listed on Schedule A to this Agreement.

By: Morgan Stanley & Co. LLC

By:	/s/ Russel Schmidt
Name: Russell Schmidt
Title: Managing Director

By: J.P. Morgan Securities LLC

By:	/s/ Ratnabali Majumdar
Name: Ratnabali Majumdar
Title: Vice President

By: J.P. Morgan SE

By:	/s/ Paul Mihailovitch
Name: Paul Mihailovitch
Title: Managing Director

By:	/s/ Alexandre Gaudy
Name: Alexandre Gaudy
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name	Number of Firm ADSs to be Purchased	Number of Firm Shares to be Purchased	Total Firm Securities to be Purchased
Morgan Stanley & Co. LLC	1,703,000	12,297,000	14,000,000
J.P. Morgan Securities LLC	851,000		851,000
J.P. Morgan SE		6,149,000	6,149,000
Barclays Capital Inc.	298,000	2,152,000	2,450,000
Citigroup Global Markets Inc.	2,450,000		2,450,000
Deutsche Bank Securities Inc.	2,450,000		2,450,000
Goldman Sachs & Co. LLC	298,000	2,152,000	2,450,000
Mizuho Securities USA LLC	1,050,000		1,050,000
Santander US Capital Markets LLC	1,050,000		1,050,000
Scotia Capital (USA) Inc.	1,050,000		1,050,000
Wells Fargo Securities, LLC	1,050,000		1,050,000

Total	12,250,000	22,750,000	35,000,000

SCHEDULE B

Pricing Information

Securities to be Sold:	35,000,000 Ordinary Shares (including 12,250,000 Ordinary Shares to be represented by ADSs)

Additional ADSs that may be sold pursuant to the Underwriters’ Option:	5,250,000 Ordinary Shares (which are represented by ADSs)

Offering Price of the Securities:	$61.50 per ADS, corresponding to €56.17 per Ordinary Share

SCHEDULE C

Written Testing-the-Waters Communication

Management Presentation dated March 12, 2024.

SCHEDULE D

Road show

Management Presentation dated March 13, 2024.

Exhibit I

Form of Lock-Up Agreement

(attached)

LOCK-UP AGREEMENT

March 13, 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Morgan Stanley, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with a certain shareholder (the “Selling Shareholder”) party thereto and Anheuser-Busch Inbev SA/NV, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Company”), providing for the public offering in the United States and private placement in the European Economic Area to certain legal entities all of which are qualified investors within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 (the “Offering”) by the several underwriters named in Schedule A thereto (the “Underwriters”), of the ordinary shares (without nominal value) of the Company (the “Ordinary Shares”) and Ordinary Shares to be delivered in the form of American Depositary Shares of the Company (the “ADSs,” and, together with the Ordinary Shares, the “Securities”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any options or warrants to purchase any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to Securities or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions;

(b) transfers of Securities or any security convertible into Securities as a bona fide gift, provided that (i) each donee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) any such transfer shall not involve a disposition for value and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer reflects the circumstances described in this subpart (b) and is not a disposition for value;

1

(c) distributions or transfers of Securities or any security convertible into Securities to (1) current or former partners (general or limited), members, stockholders, holders of similar equity interests in the undersigned or the estates of any of the foregoing or (2) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned, provided that (i) each distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (c));

(d) facilitating the establishment or amendment after the date hereof of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period;

(e) transfers of Securities to the Company pursuant to any contractual arrangement in effect on the date of this agreement and described in the final prospectus relating to the Public Offering (the “Prospectus”) that provides for the repurchase of the undersigned’s Securities by the Company, including that certain share repurchase agreement dated as of March 13, 2024, between Altria Group, Inc. and the Company as disclosed in the Prospectus;

(f) transfers of Securities pursuant to a merger, consolidation or other similar transaction approved by the Company’s board of directors and made with or offered to all holders of the Company’s Securities resulting in a change in the ownership of a majority of the voting capital stock of the Company that is made or offered after the Offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the undersigned’s Securities shall remain subject to the restrictions contained in this agreement and title to the undersigned’s Securities shall remain with the undersigned;

(g) transfers of Securities by operation of law, provided that (i) the transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) any such transfer shall not involve a disposition for value; and

(h) conversion of restricted shares (without nominal value) of the Company into Ordinary Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (h)).

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities; provided however, no consent is required if no filing by the undersigned under the Exchange Act, including a public or confidential registration statement, or other public announcement shall be required or shall be made voluntarily by the undersigned in connection with such demand or exercise during the Restricted Period.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, or any securities convertible into or exercisable or exchangeable for Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

2

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, nothing herein shall limit the undersigned’s ability to publicly disclose information regarding its holdings in the Company in a manner that is consistent with the disclosures in its Schedule 13D filings, including the Schedule 13D filings to be made in connection with the Offering.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder, and the Underwriters.

This agreement (and for the avoidance of doubt, the Restricted Period described herein) and the related restrictions shall automatically terminate and become null and void upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, Morgan Stanley, on behalf of the Underwriters, on the one hand, or the Selling Shareholder, on the other hand, advising the other in writing that they have or it has determined not to proceed with the Offering, (ii) the registration statement with respect to the Offering is withdrawn, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the payment for and delivery of the Securities to be sold thereunder and (iv) March 31, 2024, in the event the initial closing of the Securities to be sold under the Underwriting Agreement has not occurred prior to such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

3

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

[Signature Page to Lockup Agreement]